Exhibit 24.1

POWER OF ATTORNEY
Each of the undersigned directors and officers of Forest City Enterprises, Inc., an Ohio corporation, which proposes to file with the Securities and Exchange Commission a Shelf Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an offering of securities, hereby constitutes and appoints Robert G. O’Brien, Charles D. Obert and Geralyn M. Presti, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign in any and all capacities and file: (i) such registration statement; (ii) any and all exhibits thereto and other documents in connection therewith; (iii) any and all amendments, post-effective amendments and supplements thereto; and (iv) any and all applications or other documents pertaining to such securities or such registration, granting unto such attorney-in-fact and agent, and any substitute or substitutes, full power and authority to do and perform each and every act and thing requisite, necessary and/or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Signature	Title	Date

/s/ Charles A. Ratner	Chairman of the Board and Director	11-10-2014
Charles A. Ratner

/s/ David J. LaRue	President, Chief Executive Officer and	11-7-2014
David J. LaRue	Director (Principal Executive Officer)

/s/ Robert G. O’Brien	Executive Vice President and Chief	11-10-2014
Robert G. O’Brien	Financial Officer (Principal Financial Officer)

/s/ Charles D. Obert	Senior Vice President – Corporate Controller,	11-11-2014
Charles D. Obert	Chief Accounting Officer (Principal Accounting Officer)

/s/ Brian J. Ratner	Executive Vice President and Director	11-10-2014
Brian J. Ratner

/s/ Bruce C. Ratner	Executive Vice President and Director	11-10-2014
Bruce C. Ratner

/s/ Ronald A. Ratner	Executive Vice President and Director	11-10-2014
Ronald A. Ratner

/s/ Deborah Ratner Salzberg	Executive Vice President and Director	11-10-2014
Deborah Ratner Salzberg

/s/ Arthur F. Anton	Director	11-6-2014
Arthur F. Anton

/s/ Kenneth J. Bacon	Director	11-17-2014
Kenneth J. Bacon

/s/ Scott S. Cowen	Director	11-11-2014
Scott S. Cowen

Signature	Title	Date

/s/ Christine Detrick	Director	11-10-2014
Christine Detrick

/s/ Michael P. Esposito, Jr.	Director	11-10-2014
Michael P. Esposito, Jr.

/s/ Deborah L. Harmon	Director	11-10-2014
Deborah L. Harmon

/s/ Stan Ross	Director	11-10-2014
Stan Ross